EXHIBIT 10.2

ADDENDUM TO CONSULTING AGREEMENT

This addendum (the “Addendum”) to the Consulting Agreement is entered into and effective as of February 5, 2021 by and between Cosmos Holdings, Inc. (“Cosmos” or the “Company”), having a place of business at 141 West Jackson Blvd, Suite 4236, Chicago, IL 60604 and ____________ (“Consultant”), having its principal place of business at ____________________.

WHEREAS, Cosmos and the Consultant entered into the Consulting Agreement dated February 5, 2021 pursuant to which the Consultant was engaged as a non-exclusive independent contractor to provide advisory services to the Company (the “Agreement”).

WHEREAS, the parties wish to amend the Agreement in certain respects.

NOW THEREFORE, in consideration of the mutual promises of the parties contained herein, and for other good and valuable considerations, the parties hereby agree as follows:

1.

Section 3 of the Agreement is amended to reflect that the Company will issue the 1,800,000 shares to the Consultant and its designees, and specifically that, ____________ (“___”), shall receive 800,000 of the Consultant’s shares pursuant to the Agreement.

2.

Both the Consultant and ______ agree that the 1,600,000 Cosmos shares collectively held by them shall be held in book entry for six months from the date of the Agreement and that such shares shall be subject to the clawback provision of Section 3(a) of the Agreement. After six (6) months, 1,000,000 of the shares shall be released from book entry (500,000 shares each to Consultant and _______) and the balance of 600,000 shares (300,000 shares each by Consultant and _____) shall remain in book entry with 200,000 shares (100,000 shares each by Consultant and _____) to be released on a monthly basis for three months at which time all shares shall be released from book entry. All shares held in book entry shall be subject to the clawback provision of Section 3(a) of the Agreement.

3.

All defined terms used in this Addendum shall have the meaning ascribed to them in the Agreement unless otherwise defined herein. All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their duly authorized employees as of the effective date set forth above.

EXECUTED AND EFFECTIVE this 5th day of February, 2021 by:

COSMOS HOLDINGS, INC		__________________

By:	/s/ Greg Siokas	By:

SPECIFICALLY WITH REGARD TO SECTION 1 AND 2 ABOVE:

_____________________________

By: